UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 4, 2020

Aramark

(Exact name of registrant as specified in its charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ARMK	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2020, Aramark (the “Company”) announced that Thomas Ondrof will become Executive Vice President, Chief Financial Officer, effective January 7, 2020. Mr. Ondrof will replace Stephen Bramlage, who will step down from his role as Executive Vice President, Chief Financial Officer, principal financial officer and principal accounting officer of the Company effective as of the close of business on January 6, 2020. Mr. Bramlage will continue to be employed as an Executive Advisor to the Company until April 3, 2020. On January 5, 2020, the Board of Directors of the Company (the “Board”) approved the terms of Mr. Bramlage’s separation from his role as Executive Vice President, Chief Financial Officer, as described below.

Appointment of Chief Financial Officer

On January 5, 2020, Mr. Thomas Ondrof, age 55, was appointed as Executive Vice President, Chief Financial Officer, principal financial officer and principal accounting officer of the Company, effective as of January 7, 2020. Mr. Ondrof is the former Strategic Growth Leader and Chief Financial Officer of Performance Food Group. Prior to joining Performance Food Group in 2016, Mr. Ondrof served at Compass Group North America for 24 years in roles of increasing responsibility, most recently as Chief Development Officer, and prior to that as Chief Strategy Officer and also as Chief Financial Officer. Before Compass, Mr. Ondrof spent two years at ITT Rayonier, and started his career as an auditor with PricewaterhouseCoopers. Mr. Ondrof received an MBA degree from the University of Georgia and an undergraduate degree in Accounting at Wake Forest University. There are no other arrangements or understandings between Mr. Ondrof and any other persons, other than the Employment Agreement (as defined and described below), pursuant to which he was appointed to the office described above and no family relationship among any of the Company’s directors or executive officers and Mr. Ondrof. Mr. Ondrof does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with the Chief Financial Officer

On January 5, 2020, in connection with his appointment as Executive Vice President, Chief Financial Officer of the Company, Mr. Ondrof entered into an offer letter agreement and an agreement relating to employment and post-employment competition (together, the “Employment Agreement”) with the Company. Pursuant to the Employment Agreement, Mr. Ondrof’s initial annual base salary will be $800,000 and his target bonus will be 100% of his base salary, with his actual bonus to be determined under the Company’s applicable bonus plan and pro-rated based on his period of service in respect of fiscal year 2020. Pursuant to the Employment Agreement, Mr. Ondrof will be entitled to four weeks’ paid vacation and will be eligible to participate in certain Company health and welfare plans and programs as well as the Company’s Savings Incentive Retirement Plan and Deferred Compensation Plan. In addition, Mr. Ondrof will be entitled to Company-paid financial planning services, a monthly car allowance of $1,100 and Company-provided parking, all on the same terms as other Company senior executives.

The Company will also recommend to the Compensation and Human Resources Committee of the Board that Mr. Ondrof be granted the annual equity awards in respect of the Company’s fiscal year 2020 annual long-term incentive compensation program upon Mr. Ondrof’s commencement of employment, in the same forms and on substantially the same vesting terms as those granted to other executives in November 2019 in connection with the Company’s annual long-term incentive grant program, except that any time-vesting awards will only begin vesting following the grant date, having the following grant date fair values: (i) $600,000 in non-qualified stock options that vest in equal annual installments over 4 years, (ii) $400,000 in time-based restricted stock units that vest in equal annual installments over 4 years, and (iii) $1,000,000 in performance stock units that cliff vest at the end of a three-year performance period subject to achievement at target of performance metrics established for the FY2020-2022 performance cycle in accordance with the terms established by the Committee on November 14, 2019.

Under the Employment Agreement, upon a termination by the Company for any reason other than “Cause” other than within two years after a “Change of Control” (each as such term is defined in the Employment Agreement), Mr. Ondrof would be entitled to base salary continuation for 18 months after such termination. In addition, upon a termination by Mr. Ondrof for any reason after the first anniversary of Mr. Ondrof’s date of hire with Aramark or by the Company for any reason other than “Cause,” Mr. Ondrof will be entitled to continued participation in the Company’s basic group medical, dental and vision programs at the active employee rate until the earlier of the date on which Mr. Ondrof attains age 65 and the date on which he elects to participate in plans of a new employer (or if Mr. Ondrof violates certain restrictive covenants described below). Under the Employment Agreement, upon a termination without “Cause” by the Company or for “Good Reason” that occurs within the two-year period after a Change of Control or, in the case of a termination at the request of a third party involved in a Change in Control or otherwise in connection with or in anticipation of a Change in Control, prior to such change in Control, Mr. Ondrof is entitled to receive (i) a payment equal to 2.0 times his base salary (in effect on the date of the Change of Control or on the date of termination, whichever is higher), payable in regular installments over two years, (ii) a payment equal to 2.0 times his target bonus (in effect on the date of the Change of Control or on the date of termination, whichever is higher) (or, if greater, 2.0 times his most recent actual annual bonus), payable in regular installments over two years, (iii) a lump sum payment equal to a pro-rata portion of his target annual bonus for the year of termination, (iv) continued participation in the Company’s medical, dental and vision programs as described above (to which benefit Mr. Ondrof will also be entitled if he resigns for any reason within the two-year period following a Change in Control and after the first anniversary of his date of hire), and (v) outplacement counseling for 24 months after such termination. In all instances, Mr. Ondrof’s equity awards will be treated in accordance with the terms of the applicable plans and agreements. Finally, the Employment Agreement generally provides for perpetual non-disclosure and non-disparagement covenants and 24-month post-employment noncompetition, nonsolicitation and non-hire covenants, which noncompetition covenant applies for 18 months if Mr. Ondrof’s employment is terminated without Cause by the Company at any time or for Good Reason by Mr. Ondrof at any time following a Change in Control.

In addition to Mr. Ondrof’s entitlements under the Employment Agreement, Mr. Ondrof will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its executive officers.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to Mr. Ondrof’s offer letter agreement and agreement relating to employment and post-employment competition, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Separation Letter Agreement with Mr. Bramlage

On January 4, 2020, Mr. Bramlage and the Company also entered into a letter agreement (the “Letter Agreement”) setting forth the terms of Mr. Bramlage’s separation from service, which is being treated as a termination without “cause” under the Noncompete Agreement (as defined below). As provided in the Letter Agreement, including as applicable in accordance with the terms of the Agreement Relating to Employment and Post-Employment Competition between the Company and Mr. Bramlage dated March 14, 2015 (the “Noncompete Agreement”) and subject to Mr. Bramlage’s continued compliance, for 18 months after his separation from service, with noncompete covenants contained in the Noncompete Agreement, Mr. Bramlage will receive: (i) an amount equal to 18 months of his base salary (totaling $1,166,925), payable in accordance with Aramark’s normal payroll cycle over the 18 months following his separation from service; (ii) a lump sum payment equal to one and one-half times his target annual bonus for the 2019 fiscal year (totaling $1,166,925), and a prorated portion of his target annual bonus for the 2020 fiscal year, with such bonus to be determined based on target achievement of both individual and financial objectives (estimated to equal $388,975), in each case to be paid when 2020 bonuses would otherwise be paid; (iii) 18 months of Company-paid medical insurance; (iv) 18 months of Company-paid automobile allowance (totaling $19,800; and (v) reimbursement for outplacement counseling services in an amount not to exceed $155,590 until the earlier of the date Mr. Bramlage becomes newly employed and 18 months after his separation from service. In recognition of Mr. Bramlage’s obligation to comply with the non-disparagement covenant set forth in the Noncompete Agreement, the Company has equally agreed not to disparage Mr. Bramlage. Mr. Bramlage is also required to execute a release of claims in order to receive, among other things, the cash payments under the Noncompete Agreement, as described above.

The foregoing summary description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached as Exhibit 10.1 and incorporated by reference.

Item 8.01.	Other Events

On January 6, 2020, the Company issued a press release announcing Mr. Bramlage’s separation from his role as Executive Vice President, Chief Financial Officer and the appointment of Mr. Ondrof as Executive Vice President, Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits. The following exhibits are filed as part of this report:

10.1	Letter Agreement, dated as of January 4, 2020, by and between Stephen P. Bramlage and Aramark.

10.2	Offer Letter, dated as of January 5, 2020, by and between Thomas Ondrof and Aramark.

10.3	Agreement relating to Employment and Post-Employment Competition, dated as of January 5, 2020, by and between Thomas Ondrof and Aramark.

99.1	Press Release, issued January 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2020

Aramark

By:	/s/ LAUREN A. HARRINGTON
Name:	LAUREN A. HARRINGTON
Title:	Senior Vice President and General Counsel